Exhibit 99.1
Hercules Offshore Announces Second Quarter 2011 Results
HOUSTON, July 28, 2011 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $14.3 million, or $0.11 per diluted share, on revenue of $170.2 million for the second quarter 2011, compared with a loss from continuing operations of $18.4 million, or $0.16 per diluted share, on revenue of $157.9 million for the second quarter 2010.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “We are starting to see solid indications of a healthy upturn in our Domestic Offshore segment, as customer demand is leading to higher dayrates and greater visibility in rig demand through year end. This comes at a time when we have completed our integration of 20 domestic jackup rigs opportunistically acquired from Seahawk Drilling in April 2011. We expect the positive momentum to continue.
“For our International Offshore segment, 2011 will be a transition year, as several of our rigs complete long-term contracts throughout the year. Given the strong increase in international jackup rig demand since the beginning of the year, and the exceptional performance record with our international fleet, we are confident in our ability to re-contract these rigs after completion of existing work.
“Our on-going strategic initiative to focus resources on our core services led to the divesture of Delta Towing during the second quarter, as well as the decision to increase our ownership in Discovery Offshore. Recent targeted customer discussions further confirm our belief in the strong demand for the premium assets under construction by Discovery.”
Offshore
Domestic Offshore revenue increased to $48.6 million in the second quarter 2011 from $34.1 million in the comparable period in 2010. This increase was mainly driven by the addition of the acquired rigs from Seahawk and higher average dayrates. Second quarter 2011 results include approximately two months of contribution from the Seahawk rigs. Average revenue per rig per day rose to $45,933 in the second quarter 2011 from $35,345 in the second quarter 2010; however, utilization declined to 72.9% in the second quarter 2011 from 90.1% in the comparable prior year period, partially due to shipyard downtime incurred on the Hercules 120, Hercules 173 and Hercules 200, along with reduced activity on the Hercules 251. Although the utilization rate declined, the total number of working days increased by 93 days, or 10%, due to the addition of the Seahawk rigs.
Domestic Offshore operating expenses increased to $46.2 million in the second quarter 2011 from $37.2 million in the respective 2010 period, primarily due to costs associated with the acquired Seahawk rigs, partially offset by lower costs upon stacking the Hercules 257 in July 2010 and lower overall cold stacking costs. Year ago operating costs also benefitted from approximately $3.1 million in gain on the sale of assets. Domestic Offshore general and administrative expenses for the second quarter 2011 included approximately $1.5 million related to the acquisition and integration of the Seahawk assets. Domestic Offshore recorded an operating loss of $17.2 million in the second quarter 2011 compared to an operating loss of $20.5 million for the second quarter 2010.
International Offshore revenue declined to $70.0 million in the second quarter 2011 from $73.5 million in the second quarter 2010. The decrease in revenue primarily stems from contract expirations on the Hercules 258 and Hercules 260, which led the average revenue per day per rig to decline to $124,197 from $137,886 in the second quarter 2010. Utilization increased to 77.5% in the second quarter 2011 from 65.1% in the prior year period, as the Hercules 185 operated during the second quarter 2011, while it was idle last year, and due to the cold stacking of the Hercules 156 in late 2010. Operating expenses of $36.9 million in the second quarter 2011 include approximately $8.0 million for expenses related to the permanent importation of Rig 3 into Mexico, and compares to $32.6 million in the second quarter 2010. Operating income decreased to $18.2 million in the second quarter 2011 from $24.2 million in the prior year period.
Inland
Inland revenue for the second quarter 2011 increased to $7.6 million from $5.2 million in the second quarter 2010, due to a 35% increase in average revenue per day per rig to $28,033 in the second quarter 2011 from $20,720 in the comparable 2010 period, coupled with an increase in utilization to 99.6%, from 91.6% in the same periods, respectively. Operating expenses declined modestly to $6.1 million for the second quarter 2011 compared with $6.4 million in the second quarter 2010. Inland recorded an operating loss of $2.2 million in the second quarter 2011 versus an operating loss of $7.7 million in the second quarter 2010.
Liftboats
Domestic Liftboats generated revenue of $16.9 million in the second quarter 2011 compared to $17.9 million in the second quarter 2010. The decline in revenue was due to a reduction in operating days to 2,100 in the second quarter 2011 from 2,503 in the prior year period. Partially offsetting lower operating days was an increase in average revenue per liftboat per day, which rose by 12% to $8,029 in the second quarter 2011 from $7,149 in the prior year period. Operating expenses decreased modestly to $10.6 million in the second quarter 2011 from $10.9 million in the second quarter 2010. Operating income for Domestic Liftboats was $1.9 million in the second quarter 2011, compared to operating income of $3.0 million in the second quarter of the previous year.
International Liftboat revenue of $27.0 million in the second quarter 2011 was essentially flat with year ago levels. Utilization increased to 60.7% in the second quarter 2011 from 56.8% in the prior year period. This was partially offset by a decrease in average revenue per liftboat per day to $21,280 from $22,212 in the same periods, respectively. Operating expenses decreased modestly to $14.6 million in the second quarter 2011 compared to $14.9 million in the prior year period. International Liftboats generated operating income of $6.0 million for the second quarter 2011, compared to $6.5 million during the second quarter 2010.
Liquidity and Capitalization
At June 30, 2011, the Company had unrestricted cash and cash equivalents totaling $117.8 million and unused capacity of $128.1 million under its revolving credit facility. As of June 30, 2011, the Company’s balance sheet reflects total debt of $844.0 million.
Discovery Offshore S.A. Investment
Since Hercules Offshore’s initial $10 million investment in Discovery Offshore S.A., (Oslo Axess: DISC) in February 2011, which gave the Company an 8% ownership stake, the Company has made several open market purchases of Discovery common stock, totaling approximately $13.0 million. The most recent purchase on July 5, 2011 increased Hercules’ holding in Discovery to 11.5 million shares, corresponding to 17.5% of Discovery’s share capital.
Discovery was successfully listed on the Oslo Axess exchange and shares began trading on May 2, 2011. Construction commenced on the first of the two ultra high-specification jackup rigs in the Keppel FELS Singapore shipyard on May 3, 2011 and the two rigs on order are scheduled for delivery in June and October of 2013.

Financial Statement Recast
In May 2011, the Company completed the sale of substantially all of Delta Towing’s assets and certain liabilities. Accordingly, we have recast certain prior period financial information to reflect the results of operations of the Delta Towing assets as discontinued operations for all periods presented.
Conference Call Information
Hercules Offshore will conduct a conference call at 11:00 a.m. CDT (12:00 p.m. EDT) on July 28, 2011 to discuss its second quarter 2011 financial results. To participate in the call, dial 800-901-5226 (domestic) or 617-786-4513 (international) and reference access code 20886303 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on July 28, 2011, beginning at 2:00 p.m. CDT (3:00 p.m. EDT), through August 4, 2011. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 58312225. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 49 jackup rigs, 17 barge rigs, 65 liftboats, two submersible rigs, and one platform rig. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 17.5% of share capital in Discovery Offshore, a pure play, ultra-high specification jackup rig company.
For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Son P. Vann, CFA
Director, Investor Relations and Finance
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$117,774	$136,666
Restricted Cash	9,596	11,128
Accounts Receivable, Net	169,941	143,796
Prepaids	34,269	17,142
Current Deferred Tax Asset	8,488	8,488
Other	13,889	11,794

	353,957	329,014

Property and Equipment, Net	1,680,086	1,634,542
Equity Investment	22,678	—
Other Assets, Net	34,761	31,753

	$2,091,482	$1,995,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$4,768	$4,924
Insurance Notes Payable	23,422	5,984
Accounts Payable	59,795	52,279
Accrued Liabilities	55,081	59,861
Interest Payable	16,142	6,974
Taxes Payable	7,232	—
Other Current Liabilities	18,417	16,716

	184,857	146,738

Long-term Debt, Net of Current Portion	839,261	853,166
Other Liabilities	23,410	6,716
Deferred Income Taxes	99,471	135,557

Commitments and Contingencies

Stockholders’ Equity	944,483	853,132

	$2,091,482	$1,995,309

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
Revenue	$170,201	$157,898	$329,579	$302,458

Costs and Expenses:
Operating Expenses	114,328	101,952	220,709	205,316
Depreciation and Amortization	43,011	46,736	84,804	95,400
General and Administrative	16,820	14,502	29,646	26,437

	174,159	163,190	335,159	327,153

Operating Loss	(3,958)	(5,292)	(5,580)	(24,695)

Other Income (Expense):
Interest Expense	(20,140)	(20,620)	(38,646)	(41,685)
Expense of Credit Agreement Fees	—	—	(455)	—
Equity in Losses of Equity Investment	(136)	—	(191)	—
Other, Net	(1,338)	3,182	(1,022)	3,166

Loss Before Income Taxes	(25,572)	(22,730)	(45,894)	(63,214)
Income Tax Benefit	11,269	4,296	17,948	29,789

Loss from Continuing Operations	(14,303)	(18,434)	(27,946)	(33,425)
Loss from Discontinued Operations, Net of Taxes	(9,127)	(550)	(9,703)	(1,515)

Net Loss	$(23,430)	$(18,984)	$(37,649)	$(34,940)

Basic Loss Per Share:
Loss from Continuing Operations	$(0.11)	$(0.16)	$(0.23)	$(0.29)
Loss from Discontinued Operations	(0.07)	(0.01)	(0.08)	(0.01)

Net Loss	$(0.18)	$(0.17)	$(0.31)	$(0.30)

Diluted Loss Per Share:
Loss from Continuing Operations	$(0.11)	$(0.16)	$(0.23)	$(0.29)
Loss from Discontinued Operations	(0.07)	(0.01)	(0.08)	(0.01)

Net Loss	$(0.18)	$(0.17)	$(0.31)	$(0.30)

Weighted Average Shares Outstanding:
Basic	131,208	114,757	123,057	114,727
Diluted	131,208	114,757	123,057	114,727

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities:
Net Loss	$(37,649)	$(34,940)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	86,460	98,604
Stock-Based Compensation Expense	2,748	1,817
Deferred Income Taxes	(36,332)	(32,311)
Benefit for Doubtful Accounts Receivable	(4,200)	(1,771)
Amortization of Deferred Financing Fees	1,871	1,683
Amortization of Original Issue Discount	2,170	1,998
Equity in Losses of Equity Investment	191	—
Non-Cash Loss on Derivatives	1,220	2,835
(Gain) Loss on Disposal of Assets and Businesses, Net	11,002	(6,729)
Expense of Credit Agreement Fees	455	—
Excess Tax Benefit from Stock-Based Arrangements	(870)	(377)
Net Change in Operating Assets and Liabilities	10,809	(64,307)

Net Cash Provided by (Used in) Operating Activities	37,875	(33,498)

Cash Flows from Investing Activities:
Acquisition of Seahawk Assets	(25,000)	—
Additions of Property and Equipment	(25,821)	(11,015)
Deferred Drydocking Expenditures	(8,661)	(7,574)
Cash Paid for Equity Investment	(21,894)	—
Proceeds from Sale of Assets and Businesses, Net	38,917	9,969
(Increase) Decrease in Restricted Cash	1,532	(3,371)

Net Cash Used in Investing Activities	(40,927)	(11,991)

Cash Flows from Financing Activities:
Long-term Debt Repayments	(16,231)	(4,003)
Excess Tax Benefit from Stock-Based Arrangements	870	377
Payment of Debt Issuance Costs	(2,109)	—
Proceeds from Exercise of Stock Options	1,630	11

Net Cash Used in Financing Activities	(15,840)	(3,615)

Net Decrease in Cash and Cash Equivalents	(18,892)	(49,104)

Cash and Cash Equivalents at Beginning of Period	136,666	140,828

Cash and Cash Equivalents at End of Period	$117,774	$91,724

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
Domestic Offshore:
Number of rigs (as of end of period)	44	25	44	25
Revenue	$48,643	$34,143	$82,442	$63,105
Operating expenses	46,204	37,229	87,206	76,381
Depreciation and amortization expense	16,861	17,170	31,943	33,709
General and administrative expenses	2,745	264	5,590	3,661

Operating loss	$(17,167)	$(20,520)	$(42,297)	$(50,646)

International Offshore:
Number of rigs (as of end of period)	9	9	9	9
Revenue	$70,047	$73,493	$147,166	$146,935
Operating expenses	36,877	32,610	70,705	67,329
Depreciation and amortization expense	13,256	14,473	26,556	29,404
General and administrative expenses	1,707	2,173	(976)	3,479

Operating income	$18,207	$24,237	$50,881	$46,723

Inland:
Number of barges (as of end of period)	17	17	17	17
Revenue	$7,625	$5,180	$13,127	$9,931
Operating expenses	6,128	6,363	13,158	12,080
Depreciation and amortization expense	3,407	6,239	8,028	13,745
General and administrative expenses	283	306	513	(2,859)

Operating loss	$(2,193)	$(7,728)	$(8,572)	$(13,035)

Domestic Liftboats:
Number of liftboats (as of end of period)	41	41	41	41
Revenue	$16,860	$17,895	$27,491	$29,338
Operating expenses	10,554	10,853	20,418	20,167
Depreciation and amortization expense	3,860	3,668	7,501	7,868
General and administrative expenses	536	381	1,031	876

Operating income (loss)	$1,910	$2,993	$(1,459)	$427

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$27,026	$27,187	$59,353	$53,149
Operating expenses	14,565	14,897	29,222	29,359
Depreciation and amortization expense	4,976	4,368	9,474	9,059
General and administrative expenses	1,525	1,429	3,096	2,935

Operating income	$5,960	$6,493	$17,561	$11,796

Total Company:
Revenue	$170,201	$157,898	$329,579	$302,458
Operating expenses	114,328	101,952	220,709	205,316
Depreciation and amortization	43,011	46,736	84,804	95,400
General and administrative	16,820	14,502	29,646	26,437

Operating loss	(3,958)	(5,292)	(5,580)	(24,695)
Interest expense	(20,140)	(20,620)	(38,646)	(41,685)
Expense of credit agreement fees	—	—	(455)	—
Equity in losses of equity investment	(136)	—	(191)	—
Other, net	(1,338)	3,182	(1,022)	3,166

Loss before income taxes	(25,572)	(22,730)	(45,894)	(63,214)
Income tax benefit	11,269	4,296	17,948	29,789

Loss from continuing operations	(14,303)	(18,434)	(27,946)	(33,425)
Loss from discontinued operations, net of taxes	(9,127)	(550)	(9,703)	(1,515)

Net loss	$(23,430)	$(18,984)	$(37,649)	$(34,940)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended June 30, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,059	1,453	72.9%	$45,933	$31,799
International Offshore	564	728	77.5%	124,197	50,655
Inland	272	273	99.6%	28,033	22,447
Domestic Liftboats	2,100	3,215	65.3%	8,029	3,283
International Liftboats	1,270	2,093	60.7%	21,280	6,959

	Three Months Ended June 30, 2010
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	966	1,072	90.1%	$35,345	$34,729
International Offshore	533	819	65.1%	137,886	39,817
Inland	250	273	91.6%	20,720	23,308
Domestic Liftboats	2,503	3,458	72.4%	7,149	3,139
International Liftboats	1,224	2,154	56.8%	22,212	6,916

	Six Months Ended June 30, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,847	2,443	75.6%	$44,636	$35,696
International Offshore	1,146	1,448	79.1%	128,417	48,829
Inland	477	543	87.8%	27,520	24,232
Domestic Liftboats	3,430	6,635	51.7%	8,015	3,077
International Liftboats	2,665	4,163	64.0%	22,271	7,019

	Six Months Ended June 30, 2010
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,789	2,062	86.8%	$35,274	$37,042
International Offshore	1,060	1,688	62.8%	138,618	39,887
Inland	490	543	90.2%	20,267	22,247
Domestic Liftboats	4,230	6,878	61.5%	6,936	2,932
International Liftboats	2,398	4,314	55.6%	22,164	6,806

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.